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                                                                  EXHIBIT 23.1

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement
(Form S-8) of Chiron Corporation pertaining to the Viagene, Inc. Employee Stock Purchase Plan of our report dated February 17, 1995, relating to the consolidated balance sheet of Chiron Corporation and subsidiaries as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and the related schedule.

                                                    KPMG PEAT MARWICK LLP

San Francisco, California
December 15, 1995